Exhibit 1.01
Conflict Minerals Report
For the Year Ended December 31, 2021

This is the Conflict Minerals Report (this “Report”) of Powell Industries, Inc. (referred to herein as, “Powell”, the “Company”, “we”, “us” or “our”) for calendar year 2021 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Please refer to Section 13(p) of the Exchange Act and the general instructions to the Specialized Disclosure Report on Form SD for definitions of certain terms used in this Report, unless otherwise defined herein.

This Report for the year ended December 31, 2021 is presented to comply with Rule 13p-1 under the Exchange Act (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold. For the purposes of this Report, tin, tantalum, tungsten and gold shall be collectively referred to as the 3TGs. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

Company Overview

Powell Industries, Inc. was incorporated in the state of Delaware in 2004 as a successor to a Nevada company incorporated in 1968. The Nevada company was the successor to a company founded by William E. Powell in 1947, which merged into the Company in 1977. We are headquartered in Houston, Texas, and our major subsidiaries, all of which are wholly owned, include: Powell Electrical Systems, Inc.; Powell (UK) Limited; Powell Canada Inc. and Powell Industries International, B.V.

Our website is www.powellind.com. We make available, free of charge on or through our website, copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as is reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (SEC). Additionally, all of our reports filed with the SEC are available via their website at http://www.sec.gov. We have also posted on our company website Powell’s Conflict Minerals policy statement at www.powellind.com. Select the section entitled "Our Company", then "Supply Chain."

We develop design, manufacture and service custom-engineered equipment and systems which (1) distribute, control and monitor the flow of electrical energy and (2) provide protection to motors, transformers and other electrically powered equipment. Our principal products include integrated power control room substations (PCRs®), custom-engineered modules, electrical houses (E-Houses), traditional and arc-resistant distribution switchgear and control gear, medium-voltage circuit breakers, monitoring and control communications systems, motor control centers and bus duct systems. These products are designed for application voltages ranging from 480 volts to 38,000 volts and are used in oil and gas refining, onshore and offshore oil and gas production, petrochemical, liquid natural gas terminals, pipeline, terminal, mining and metals, light rail traction power, electric utility, pulp and paper and other heavy industrial markets. Our product scope includes designs tested to meet both U.S. standards and international standards, under both the American National Standards Institute (ANSI) and International Electrotechnical Commission (IEC). We assist customers by providing value-added services such as spare parts, field service inspection, installation, commissioning, modification and repair, retrofit and retrofill components for existing systems and replacement circuit breakers for switchgear that is obsolete or that is no longer produced by the original manufacturer. We seek to establish long-term relationships with the end users of our systems as well as the design and construction engineering firms contracted by those end users. We believe that our culture of safety and focus on customer satisfaction, along with our financial strength, allow us to continue to capitalize on opportunities in the industries we serve.

Product Description

Our broad and complex product range may contain conflict minerals within the following components:

•	Tantalum, used in capacitors,
•	Tin, used in soldered components,
•	Tungsten, used in coatings, alloys, heating elements and electrodes,
•	Gold, used in circuit boards, electrodes and electronic components.

Description of Reasonable Country of Origin Inquiry (RCOI)

In conducting the RCOI, Powell engaged a third-party service provider. Assent Compliance (“Assent”) to assist with the effectiveness of our conflict minerals program. We identified the scope of our inquiry by first completing a supplier list extraction from our preferred vendor list. This list was then filtered to remove service providers, indirect materials suppliers and inactive suppliers (minimum of one year since last purchase). This was intended to ensure that all suppliers surveyed provided items to Powell that were used in final products in the year 2021. Once the filtering was completed, we populated the list with contact information. This list, composed of 585 suppliers, was then provided to Assent for upload to their Assent Sustainability Manager software system (the “Assent Sustainability Manager”).

Assent conducted the supplier survey portion of the RCOI. The supplier survey utilized a template developed by the Responsible Business Alliance® and The Global e-Sustainability Initiative (RBA/GeSI) called the Conflict Mineral Report Template (CMRT). The CMRT was developed to facilitate general disclosures and information regarding smelters that provide materials to the supplier. It includes questions regarding the supplier’s conflict-free minerals policy, the engagement process with its direct suppliers and identification of the smelters used by the supplier.

Non-responsive suppliers were contacted a minimum of nine times. We conducted a total of 9 campaigns (5 standard + 4 escalation), 1 invalid CMRT follow up, and 2 rounds of phone calls to incomplete CMRT suppliers. After three months of non-responsiveness, top suppliers were then contacted by Powell management, as an escalation to encourage their response to Assent.

Assent communications included training and education on the completion of the CMRT form as well as access to Assent’s learning management system, Assent University. All in-scope suppliers were provided access to the Conflict Minerals Training course and this training was monitored and tracked in Assent's system for future reporting and transparency.

The below metrics provide a summary of the data collected, number of suppliers in scope and responses.

Due Diligence Process
Powell’s due diligence measures have been designed to conform, in all material respects, with the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for 3TG (collectively, the “OECD Guidance”). In 2021, the due diligence process was aimed to help Powell assess and respond to risk in its supply chain by investigating the source of its products down the chain to the smelters and refiners and the strength of its suppliers’ conflict minerals programs. The following is a brief summary of certain aspects of our due diligence process.

A.	Establish Strong Powell Management Systems

In accordance with our due diligence framework and compliance efforts:

•
We have communicated to all of our in-scope suppliers our efforts to comply with Section 1502 of the Dodd-Frank Act pursuant to a compliance statement and other communications (together, the “Compliance Statement”). We requested that our in-scope suppliers provide a comprehensive conflict minerals declaration for all conflict minerals in the form of the CMRT version 6.1 or higher. We provide our Compliance Statement to all new suppliers and plan to provide annual related compliance statement communications to our entire supply base.

•	We implemented internal compliance efforts, including internal reporting requirements, to support our supply chain due diligence process.
•
We implemented a risk mitigation response plan to address business relationships with suppliers that are DRC conflict undeterminable (as defined in Item 1.01(d)(5) of Form SD). Our program includes continuous monitoring to adjust our strategies as sourcing data improves and new information is received.

Powell has adopted a company policy with respect to conflict minerals which is posted on our website at www.powellind.com. Select the section entitled "Our Company", then "Supply Chain."

Internal Team

Powell has established a management system for conflict minerals. Our management system is sponsored by the Chief Financial Officer as well as executive-level representatives and a team of subject matter experts from relevant functions, such as our Supply Chain Director, Corporate Controller, Vice President of Research and Product Development, Trade Compliance and Category Managers.

The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and senior management is briefed about the results of our due diligence efforts.

Control Systems

Controls include, but are not limited to, our code of conduct which outlines expected behaviors for all Powell employees and a conflict minerals policy which can be found on our website.

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are adding a clause to require suppliers to provide information about the source of 3TG and smelters. It will take a number of years to ensure that all our supplier contracts contain appropriate flow-down clauses. In the meantime, as described below, we are working with selected suppliers to ensure they provide the 3TG sourcing information until the contracts can be amended.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have, through Assent, provided education on the conflict minerals regulation. We have leveraged the existing communications within the Company, specifically the procurement department, to encourage supplier interactions with Assent as well as to help suppliers understand the requirement for completion of their CMRTs. Feedback from this engagement has allowed us to enhance the training and focus and adapt it to each user’s needs. It has also allowed for our supplier communications to be more focused and to clarify expectations.
Grievance Mechanisms

We have multiple longstanding grievance mechanisms whereby employees, contractors, suppliers and agents can report violations of Powell’s policies. There are established escalation protocols for reporting grievances internally, as well as the EthicsPoint hotline, which is independently managed. Our ethics and reporting Hotline can be found at https://powellind.ethicspoint.com.

Maintain Records

We have also adopted a policy to retain relevant documentation. Such documentation will be retained for minimum of five years in company secured shared drive files.

B.	Identify and Assess Risks in Our Supply Chain

We identified direct material suppliers to capture possible 3TG risk suppliers. As we progress, we expect that transparency in our supply chain will increase to allow for better risk assessment at more detailed levels of our supply chain. We intend to continue communicating with our suppliers regarding conflict minerals.

Based on assessed risks, our RCOI covered applicable suppliers.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assessed according to red flag indicators defined in the OECD Guidance: Assent uses 3 factors to determine the level of risk that each smelter poses to the supply chain by identifying red flags.

1.Geographic proximity to the DRC and covered countries;
2.Responsible Minerals Assurance Process (RMAP) audit status;
3.Credible evidence of unethical or conflict sourcing.

Based on this criteria the following facilities have been identified as being of highest concern to the supply chain:

Smelter Name	Smelter Facility Location	Smelter ID
African Gold Refinery	Uganda	CID003185
Artek LLC	Russian Federation	CID003553
Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Industrial Refining Company	Belgium	CID002587
JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
JSC Ekaterinburg Non-Ferrous Metal Processing	Russian Federation	CID000927
JSC Uralectromed	Russian Federation	CID000929
Kaloti Precious Metals	United Arab Emirates	CID002563
Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Kysthtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
LLC Volstok	Russian Federation	CID003643
Moscow Special Alloys Processing Plant	Russian Federation	CID001204
NPP Tyazhmetprom LLC	Russian Federation	CID003416
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"	Russian Federation	CID001326
OJSC Novosibirsk Refinery	Russian Federation	CID000493
OOO "Technolom" 1	Russian Federation	CID003614
OOO "Technolom" 2	Russian Federation	CID003612
Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Sudan Gold Refinery	Sudan	CID002567

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by some of the suppliers surveyed, risk mitigation activities are initiated. Through our third-party vendor, Assent Compliance, submissions that include any of the above facilities produce a receipt instructing the suppliers to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Powell. As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

C.	Design and Implement a Strategy to Respond to Identified Risks

We believe that our RCOI was reasonably designed and executed in good faith to determine the existence and source of the 3TGs in our supply chain, including from recycled or scrap sources (as defined in Item 1.01(d)(6) of Form SD). We utilized the CMRT template version 6.1 or higher for our RCOI. We conducted our effort to send surveys in good faith, utilizing up to three rounds of communications with our suppliers. We evaluated survey responses to identify: (i) the use and source of the 3TGs; and (ii) any warning signs indicating that conflict minerals may have come from one of the Covered Countries. We intend to make additional inquiries on a case-by-case basis during 2021 to clarify or obtain more information as necessary. We tracked results of our supply chain diligence process and periodically reported the results to our executive leadership team.

Because of Powell’s size, the complexity of its products, and the depth, breadth, and constant evolution of its supply chain, it is difficult to identify parties upstream from its direct suppliers. Powell continues to work with suppliers to identify the upstream sources of the 3TGs through the CMRTs, follow up on invalid responses on the CMRTs, use of a risk-based assessment of identified smelters and assessment of the conflict minerals programs of its suppliers, as described below in this Report. Information and findings from this process are stored in the Assent Sustainability Manager, a database that can be tracked and audited.

Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We and our consultant compared these facilities listed in the responses to the list of smelters maintained by the Responsible Minerals Initiative (RMI) and, if a supplier indicated that the facility was certified as “Conflict-Free,” we confirmed that the name was listed by the RMI.

In accordance with OECD Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the supply chain. In the Assent Sustainability Manager, risk is classified based on 3 scoring criteria that we outlined in the previous section.

Powell does not have a direct relationship with conflict minerals smelters and refiners and, as a result, does not perform or direct audits of these entities within its supply chain. Powell captured smelter and refiner information as part of the CMRT, as some suppliers provided the names of facilities it used as smelters or refiners. Assent compared the facilities identified by the suppliers to the list of smelters maintained by the RMI.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). At this stage in conflict minerals compliance it is well-known that many companies are in the middle of the process and do not have many answers beyond “unknown”. The criteria from the questionnaire used to evaluate the strength of the program are:

•Have you established a conflict minerals sourcing policy?
•Have you implemented due diligence measures for conflict-free sourcing?
•Do you review due diligence information received from your suppliers against your company’s expectations?
•Does your review process include corrective action management?

When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our applicable products, including (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding RMI lists, (3) conducting the due diligence review and (4) obtaining additional documentation and verification, as applicable. As mentioned above, our existing policy related to relevant documentation of our conflict mineral compliance process requires that documentation will be retained for a period of at least five years.

D.	Implement Targeted Independent Third-Party Due Diligence

We engaged Assent to assist in the RCOI, data collection and survey process. Assent supports industry associations that administer independent third-party smelter and refinery audit programs and encourages targeted suppliers and/or facilities to participate in comparable due diligence validation activities.

E.	Report on Supply Chain Due Diligence

We have responded to various customer requests for information regarding our conflict minerals determination.

Powell reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC. We also disclose our company policy with respect to conflict minerals on our website at www.powellind.com. Select the section entitled "Our Company", then "Supply Chain."

Due Diligence Results

For the 2021 reporting year, Powell received CMRT forms from 80% of the suppliers surveyed. All submitted forms are accepted and classified as valid or invalid in order to retain all data. Suppliers were contacted if they submitted invalid forms and were encouraged to resubmit a valid form. As of May 13, 2022, there were 14 invalid or incomplete supplier submissions.

While due diligence is ongoing and the information received continues to improve in quantity and quality, the majority of the responses received provided data at a company or divisional level or did not specify the smelters or refiners used for materials specifically supplied to us. We have decided to disclose validated smelters provided to us by our supply chain. However, we cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TGs that are contained in the applicable products

As of May 13, 2022, Powell validated 334 smelters or refiners identified within its supply chain. If a supplier indicated that the facility was certified as “conflict-free,” such status was confirmed by Assent if the facility was listed by the RMI as certified.

Many suppliers within Powell’s supply chain are still unable to provide the smelters or refiners used for products supplied. Furthermore, many of the suppliers provided responses at the company or division level and indicated an “unknown” status in terms of determining the origin of the 3TGs. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TG claimed on the CMRT are considered invalid and our Assent follows up on these, urging suppliers to resubmit with increased smelter information. There are still suppliers unable to provide the smelters or refiners used for materials supplied to us.

In cases where any red-flagged smelters were reported on a CMRT by a supplier, risk mitigation activities were initiated. Through Assent, the suppliers were asked to submit a product-level CMRT to better identify the connection between the smelters or refiners they listed and the products they provide to us. Suppliers were also guided to Assent University where they were provided with educational materials on mitigating the risk of smelters or refiners in the supply chain.

Appendix I lists the smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix I any smelters or refiners that we have not been able to validate. Appendix II also includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and RMI. Powell supports the refinement and expansion of the list of participating smelters through our membership in the RMI program.

The large majority of the responses received either provided data at a company or subsidiary level and chose not to provide information at the component level, or did not specify the smelters or refiners used for components supplied to Powell. Accordingly, we are unable to determine, in those cases, whether any of the 3TGs reported by the suppliers were contained in components or parts supplied to us, or to validate that any of the smelters or refiners identified are actually in our supply chain.

Steps to Improve Future Due Diligence and Supply Chain Risk Mitigation

Powell takes the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in its products could benefit armed groups in the Covered Countries:

•Reinforce conflict minerals policy statement on website and specified requirements in standard terms and conditions for any new or renewed supplier contracts.

•New and existing suppliers must certify compliance with Powell’s Supplier Code of Conduct and Ethics, which includes due diligence for Responsible Sourcing (in progress, implemented in June, 2021).

•Continue engagement with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses.

•Engage any suppliers found to be supplying Powell with conflict minerals to establish an alternative source of conflict minerals that does not support the conflict in the Covered Countries.

•Define and improve best practices and build leverage over its supply chain in accordance with the OECD Guidance.

•Smelter Risk Evaluation through Assent, comprehensive and ongoing analysis is conducted by their smelter library manager to assess sourcing risk. The information is then used to provide supplier feedback and conduct outreach with higher risk suppliers.

Based on its due diligence process as of the date of this Report, Powell has found no instances where it was necessary to terminate a supplier contract or to find a replacement supply of any conflict minerals.

Appendix I

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	Dowa	Japan	CID000402
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Thaisarco	Thailand	CID001898
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Metallo Belgium N.V.	Belgium	CID002773
Tin	Metallo Spain S.L.U.	Spain	CID002774
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Tin Technology & Refining	United States Of America	CID003325

Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Caridad	Mexico	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Gold	Chimet S.p.A.	Italy	CID000233
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Gold	Chugai Mining	Japan	CID000264
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Gold	African Gold Refinery	Uganda	CID003185
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tungsten	Global Tungsten & Powders Corp.	United States Of America	CID000568
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CID000616
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CID000711
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Japan Mint	Japan	CID000823
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Tungsten	Artek LLC	Russian Federation	CID003553
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Tungsten	Kennametal Fallon	United States Of America	CID000966
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Tantalum	LSM Brasil S.A.	Brazil	CID001076
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Tantalum	NPM Silmet AS	Estonia	CID001200
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	CID001305
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Gold	PAMP S.A.	Switzerland	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Timah Nusantara	Indonesia	CID001486
Gold	PX Precinox S.A.	Switzerland	CID001498
Tantalum	QuantumClean	United States Of America	CID001508
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Royal Canadian Mint	Canada	CID001534
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	JSC Uralelectromed	Russian Federation	CID000929
Tin	Soft Metais Ltda.	Brazil	CID001758
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tantalum	Telex Metals	United States Of America	CID001891
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Torecom	Korea, Republic Of	CID001955
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Tin	Yunnan Tin Company Limited	China	CID002180
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Gold	Umicore Precious Metals Thailand	Thailand	CID002314

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Gold	Geib Refining Corporation	United States Of America	CID002459
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CID002513
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Tantalum	KEMET Blue Metals	Mexico	CID002539
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan Tungsten Chemical LLC (MTC)	Viet Nam	CID002543
Tantalum	H.C. Starck Co., Ltd.	Thailand	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CID002547
Tantalum	H.C. Starck Inc.	United States Of America	CID002548
Tantalum	H.C. Starck Ltd.	Japan	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551

Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Tungsten	China Molybdenum Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tin	Super Ligas	Brazil	CID002756
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CID002830
Tungsten	ACL Metais Eireli	Brazil	CID002833

Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Bangalore Refinery	India	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Tungsten	LLC Volstok	Russian Federation	CID003643
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	Pongpipat Company Limited	Myanmar	CID003208
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tungsten	KGETS Co., Ltd.	Korea, Republic Of	CID003388
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	GEM Co., Ltd.	China	CID003417
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427

Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Tommy Utama	Indonesia	CID001493
Gold	SAFINA A.S.	Czechia	CID002290
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Gold	OJSC Novosibirsk Refinery	Russian Federation	CID000493
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	Alexy Metals	United States Of America	CID003500
Tin	CRM Synergies	Spain	CID003524
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	Fujian Xinlu Tungsten	China	CID003609
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	WEEEREFINING	France	CID003615

Gold	Value Trading	Belgium	CID003617
Gold	Sudan Gold Refinery	Sudan	CID002567

Appendix II

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.

Aggregated Country of Origin List
Afghanistan	Finland	Nigeria
Åland Islands	France	Panama
Albania	Germany	Papua New Guinea
American Samoa	Ghana	Peru
Andorra	Guinea	Philippines
Angola	Guyana	Poland
Argentina	Hong Kong	Portugal
Armenia	Hungary	Russian Federation
Australia	India	Rwanda
Austria	Indonesia	Saudi Arabia
Belarus	Ireland	Sierra Leone
Belgium	Israel	Singapore
Bermuda	Italy	Slovakia
Bolivia	Japan	Slovenia
Brazil	Kazakhstan	South Africa
Bulgaria	Kenya	South Sudan
Burundi	Korea	Spain
Cambodia	Kyrgyzstan	Sudan
Canada	Liberia	Suriname
Central African Republic	Lithuania	Sweden
Chile	Luxembourg	Switzerland
China	Madagascar	Taiwan
Colombia	Malaysia	Tajikistan
Congo	Mali	Tanzania
Democratic Republic of Congo	Mauritania	Thailand
Djibouti	Mexico	Turkey
Dominica	Mongolia	Uganda
Dominican Republic	Morocco	United Arab Emirates
Ecuador	Mozambique	United Kingdom
Egypt	Myanmar	United States
Eritrea	Namibia	Uzbekistan
Estonia	Netherlands	Viet Nam
Ethiopia	New Zealand	Zambia
	Niger	Zimbabwe